UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

Hampshire Group, Limited
 (Exact name of registrant as specified in its charter)

Delaware	000-20201	06-0967107
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 W. 41st Street, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 840-5666

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
(a) Effective as of February 23, 2009, Hampshire Group, Limited, a Delaware corporation (the “Company”), NAF Holdings II, LLC, a Delaware limited liability company (the “Parent”), and NAF Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, the Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.10 par value (the “Common Stock”), of the Company at $5.55 per share, net to the holders thereof and without interest, in cash (the “Offer Price”). Following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, the Purchaser will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. All shares of Common Stock not acquired by the Purchaser in the Offer will be converted into a right to receive the Offer Price (other than shares of Common Stock held by holders who have properly exercised their dissenters rights under the Delaware General Corporation Law) in the Merger.
The Offer is subject to certain closing conditions, including, but not limited to, the continued accuracy of the representations of the Company made in the Merger Agreement and the absence of a material adverse effect with respect to the Company. In addition, it is a condition of Purchaser’s obligation to accept for payment and pay for the shares tendered in the Offer that the number of shares of Common Stock validly tendered and not withdrawn prior to the expiration of the Offer, when added to the shares of Common Stock (if any) owned by the Parent, the Purchaser or any of their respective Affiliates upon the expiration of the Offer and the maximum number of shares issuable in the Top-Up Option (defined below) (after giving effect to the issuance thereof) equals at least one (1) share more than 90% of the shares of Common Stock then outstanding on a fully diluted basis (the “Minimum Tender Condition”). Based on the current number of shares of Common Stock authorized for issuance under the Company’s certificate of incorporation and the number of shares currently outstanding, approximately 82% of the outstanding shares of Common Stock must be tendered in the Offer in order for the Minimum Tender Condition to be satisfied.
The closing of the Offer is also conditioned on the receipt of certain consents and the Company having in its accounts or having deposited into escrow $38,000,000 in cash, less any amounts requested by Parent or Purchaser to serve as collateral for the Company’s existing lenders in respect of letters of credit issued and outstanding.
Purchaser has received commitments to finance the entire purchase price and the closing of the Offer is not subject to a financing condition. Mr. Efrem Gerszberg, the principal of Parent, has agreed to fully and unconditionally guarantee the obligations of Purchaser and Parent under the Merger Agreement. NAF Holdings, LLC, the parent of Parent is party to a buying agency agreement with Li & Fung (Trading) Limited, a major international sourcing company for apparel products.

Subject to the terms of the Merger Agreement, upon the Purchaser’s acceptance for payment of all shares of Common Stock validly tendered and not withdrawn prior to the expiration of the Offer and the satisfaction of the Minimum Tender Condition, Purchaser may exercise an option (the “Top-Up Option”) to purchase from the Company the number of shares of Common Stock equal to the lesser of (A) the number of shares of Common Stock that, when added to the number of shares of Common Stock (if any) owned by Parent, Purchaser or their respective affiliates at the time of exercise of the Top-Up Option, constitutes one (1) share more than 90% of the shares of Common Stock then outstanding on a fully diluted basis (after giving effect to such issuance) or (B) the aggregate number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation but that are not issued and outstanding.
Under the terms of the Merger Agreement, the Company may not solicit or support any alternative acquisition proposals (subject to customary exceptions for the Company’s Board of Directors to respond to unsolicited proposals in the exercise of its fiduciary duties). Subject to the terms of the Merger Agreement, in certain circumstances, the Company will be obligated to pay a termination fee of $1,600,000 to the Purchaser, or pay Purchaser’s and Parent’s documented out-of-pocket expenses (subject to a cap of $1,000,000) in connection with the termination of the Merger Agreement.
The Merger Agreement has been included as an exhibit hereto to provide investors and stockholders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described herein, the Merger Agreement is not intended to provide any other factual, business or operations information about the Company. The Merger Agreement contains representations and warranties that the parties to the Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure letter that the Company delivered in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letter. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
(b) In connection with the Merger Agreement, and in order to induce the Company to enter into the Merger Agreement, Mr. Gerszberg, concurrently with the execution and delivery of the Merger Agreement, entered into a Guarantee, dated as of February 23, 2009, in favor of the Company, pursuant to which Mr. Gerszberg agrees to absolutely, unconditionally and irrevocably guarantee the due and punctual payment, performance and discharge of any and all of the obligations of the Purchaser under the Merger Agreement, including, but not limited to, payment of the Offer Price.
The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the Guarantee, which is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.
On February 23, 2009, prior to the execution of the Merger Agreement, the board of directors of the Company approved an Amendment (the “Amendment”) to the Shareholder Rights Agreement, dated as of August 13, 2008 between the Company and Mellon Investor Services, LLC, as rights agent (the “Rights Agreement”).
The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger, the Offer, the Merger Agreement and the transactions contemplated thereby. The Amendment provides that the execution, delivery and performance of the Merger Agreement and/or any ancillary agreements, or the consummation of the Offer and/or Merger or other transactions contemplated by the Merger Agreement, will not result in either Parent or Purchaser being deemed an “Acquiring Person” (as such term is defined in the Rights Agreement) or give rise to any event that would result in the occurrence of a “Shares Acquisition Date” or a “Distribution Date” (as those terms are defined in the Rights Agreement). If the Merger Agreement is terminated, the changes to the Rights Agreement pursuant to the Amendment will be of no further force and effect.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.3 hereto and is incorporated herein by reference.
On February 24, 2009, the Company issued a press release regarding the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC:
THE TENDER OFFER DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K HAS NOT YET BEEN COMMENCED. THIS ANNOUNCEMENT AND THE DESCRIPTION CONTAINED HEREIN IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF COMMON STOCK OF THE COMPANY. AT THE TIME THE TENDER OFFER IS COMMENCED, THE PARENT AND THE PURCHASER INTEND TO FILE A TENDER OFFER STATEMENT ON SCHEDULE TO CONTAINING AN OFFER TO PURCHASE, FORM OF LETTER OF TRANSMITTAL AND OTHER DOCUMENTS RELATING TO THE TENDER OFFER, AND THE COMPANY INTENDS TO FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER. THE PARENT, THE PURCHASER AND THE COMPANY INTEND TO MAIL THESE DOCUMENTS TO THE COMPANY’S STOCKHOLDERS. THE TENDER OFFER STATEMENT AND THE OTHER DOCUMENTS RELATING TO THE TENDER OFFER WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND OUR STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. THE TENDER OFFER STATEMENT AND THE OTHER DOCUMENTS RELATING TO THE TENDER OFFER WILL BE MADE AVAILABLE TO OUR STOCKHOLDERS AT NO EXPENSE TO THEM. IN ADDITION, SUCH DOCUMENTS (AND ALL OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC) WILL BE AVAILABLE AT NO CHARGE AT WWW.HAMP.COM AND ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this Current Report on Form 8-K about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this Current Report on Form 8-K.
These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the Merger Agreement, (3) the inability to complete the Offer or the Merger due to the failure to satisfy other conditions, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the transaction. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.hamp.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this Current Report on 8-K and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
The following exhibits are being filed with this Current Report on Form 8-K:
2.1	Agreement and Plan of Merger, dated as of February 23, 2009, by and among Hampshire Group, Limited, NAF Holdings II, LLC and NAF Acquisition Corp.

2.2	Guarantee, dated as of February 23, 2009, by Efrem Gerszberg in favor of Hampshire Group, Limited.

3.3	First Amendment to Rights Amendment, dated as of February 23, 2009, by and between Hampshire Group, Limited and Mellon Investor Services LLC.

99.1	Press Release issued by Hampshire Group, Limited on February 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hampshire Group, Limited

Date: February 24, 2009

By: /s/ Jonathan W. Norwood
Name: Jonathan W. Norwood
Title: Chief Financial Officer

EXHIBIT INDEX
2.1	Agreement and Plan of Merger, dated as of February 23, 2009, by and among Hampshire Group, Limited, NAF Holdings II, LLC and NAF Acquisition Corp.

2.2	Guarantee, dated as of February 23, 2009, by Efrem Gerszberg in favor of Hampshire Group, Limited.

3.3	First Amendment to Rights Amendment, dated as of February 23, 2009, by and between Hampshire Group, Limited and Mellon Investor Services LLC.

99.1	Press Release issued by Hampshire Group, Limited on February 23, 2009.